                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                              1934 (AMENDMENT NO.  )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the
       Commission Only (as permitted by
       Rule 14a-6(e) (2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        INTEGRATED SECURITY SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.

     [ ]   Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and
           0-11.

     (1) Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

           --------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

           --------------------------------------------------------------------

     (5) Total fee paid:

           --------------------------------------------------------------------

     [ ]   Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

     (3)   Filing Party:

           --------------------------------------------------------------------

     (4)   Date Filed:
           --------------------------------------------------------------------

                        INTEGRATED SECURITY SYSTEMS, INC.
                        8200 SPRINGWOOD DRIVE, SUITE 230
                               IRVING, TEXAS 75063

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 17, 1999

To the Holders of Common Stock of
         INTEGRATED SECURITY SYSTEMS, INC.:

         Notice is hereby given that the 1999 Annual Meeting of Stockholders of Integrated Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 8200 Springwood Drive, Suite 230, Irving, Texas 75063, on Friday, December 17, 1999 at 10:00 A.M., Dallas, Texas time, for the following purposes:

         (1) To elect six persons to serve as directors until the Company's 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

         (2) To consider an act upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 35,000,000;

         (3) To consider and act upon a proposal to amend the Company's 1997 Omnibus Long-Term Incentive Plan to increase the number of shares which may be issued pursuant to the provisions of the Plan from 1,500,000 to 2,000,000;

         (4) To transact any other business properly brought before the meeting or any adjournments or postponements thereof.

         The Board of Directors has fixed Monday, October 18, 1999, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Only holders of record of the Company's Common Stock on that date are entitled to vote on matters coming before the meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 8200 Springwood Drive, Suite 230, Irving, Texas 75063, for the ten days prior to the meeting.

         Please advise the Company's transfer agent, American Stock Transfer, 6201 15th Avenue, Third Floor, Brooklyn, NY 11218, of any change in your address.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS IN THE EXACT NAMES AS THE SHARES ARE SO REGISTERED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE ANNUAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                     By Order of the Board of Directors,



                                     Gerald K. Beckmann
                                     President and Chief Executive Officer
Irving, Texas
October 28, 1999

                        INTEGRATED SECURITY SYSTEMS, INC.
                        8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 17, 1999


         The accompanying proxy, mailed with this Proxy Statement to stockholders on or about October 28, 1999, is solicited by Integrated Security Systems, Inc. (the "Company"), in connection with the Annual Meeting of Stockholders to be held on December 17, 1999 (the "Annual Meeting").

As stated in the Notice to which this Proxy Statement is attached, matters to be acted upon at the Annual Meeting include (i) election to the Board of Directors of six directors to serve as directors until the Company's 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (ii) consideration of a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 35,000,000; (iii) consideration of a proposal to amend the Company's 1997 Omnibus Long-Term Incentive Plan (the "Incentive Plan") to increase the number of shares which may be issued pursuant to the provisions of the Plan from 1,500,000 to 2,000,000; and (iv) to transact any other proper business brought before the Annual Meeting or any adjournments or postponements thereof.

         All holders of record of shares of Common Stock at the close of business on October 18, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 10,564,145 shares of Common Stock. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Abstentions on the proposals to amend the Incentive Plan and to amend the Certificate of Incorporation, if any, will have the effect of a negative vote because the plan amendment proposal requires the affirmative vote of holders of a majority of shares present in person or by proxy and entitled to vote and the amendment to the Certificate of Incorporation requires the affirmative vote of holders of a majority of outstanding shares. Brokers who hold shares in street name for customers and do not receive voting instructions from such customers are entitled to vote on the election of directors. Under applicable Delaware law, a broker non-vote resulting from the failure to deliver voting instructions to a broker will have no effect on the outcome of the election of directors.

         Each stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Annual Meeting (although attending the Annual Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). All properly executed, unrevoked proxies received before the Annual Meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted (i) FOR the election as directors of the nominees named in this Proxy Statement, (ii) FOR the proposal to amend the Certificate of Incorporation, and (iii) FOR the proposal to amend the Incentive Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned as of September 30, 1999, by (i) each director and named executive officer of the Company, (ii) all officers and directors of the Company as a group, and (iii) all persons who are known by the Company to be beneficial owners of 5% or more of the Company's outstanding Common Stock. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

                                                                                Number of Shares
                                                                                  Beneficially
                   Name and Address of Beneficial Owner                            Owned (1)           Percent (1)
---------------------------------------------------------------------------  -----------------------  ---------------

Renaissance Capital Growth & Income Fund III, Inc.(5)                                5,561,795              35.4%
Renaissance US Growth & Income Trust PLC(6)                                          5,282,890              34.3%
I.S.T. Partners, Ltd.(18)                                                            1,768,680              16.0%
Philip R. Thomas(4)                                                                  1,451,126              13.7%
Gerald K. Beckmann(2)(3)(7)                                                            976,177               8.9%
C.A. Rundell, Jr. (2)(3)(14)                                                           868,418               7.8%
ProFutures Bridge Capital Fund LP(8)                                                   585,000               5.6%
Lehman Brothers Holdings, Inc.(9)                                                      579,000               5.5%
Frank R. Marlow(2)(3)(10)                                                              118,608               1.1%
Donald A. Riemer(2)(3)(15)                                                             107,259               1.0%
Holly J. Burlage(2)(3)(11)                                                              71,119               0.7%
Jack G. Caldwell(2)(3)(16)                                                              55,895               0.5%
James E. Jack(2)(3)(12)                                                                 27,004               0.3%
Robert C. Pearson(2)(3)(17)                                                             19,200               0.2%
Robert M. Galecke(2)(3)(13)                                                              7,005               0.1%
All current directors and executive officers as a group (9 persons)                  2,250,776              20.5%
-----------------------

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) The address for this person is 8200 Springwood Drive, Suite 230, Irving, TX 75063.

(3) Mr. Beckmann is a Director, the President and the Chief Executive Officer of the Company. Mr. Rundell is a Director and Chairman of the Board of the Company. Mr. Marlow, Mr. Galecke, Mr. Pearson and Mr. Jack are Directors of the Company. Mr. Caldwell and Mr. Riemer are Presidents of the subsidiaries of the Company. Ms. Burlage is Vice President, Chief Financial Officer and Secretary of the Company.

(4) Includes 54,850 shares of Common Stock owned by Thomas Group Holding Company, a company owned by Mr. Thomas, and 61,801 shares of Common Stock issuable upon the exercise of warrants within 60 days. The address for Mr. Thomas is 3510 Turtle Creek Boulevard, Ph-A, Dallas, TX 75219-5542.

(5) Based on a 13(g) filing dated September 14, 1999, Renaissance Capital Growth & Income Fund III, Inc. is deemed the beneficial owner of 5,561,795 shares of Common Stock. The address for this company is 8080
         N. Central Expressway, Suite 210, Dallas, TX 75206.

(6) Based on a 13(g) filing dated September 14, 1999, Renaissance US Growth & Income Trust PLC is deemed the beneficial owner of 5,282,890 shares of Common Stock. The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(7) Includes 284,473 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days; and 146,021 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(8) Based on a 13(d) filing dated July 17, 1997, ProFutures Bridge Capital Fund, LP is deemed the beneficial owner of 585,000 shares of Common Stock. The address for this company is 1720 South Bellaire Street, Suite 500, Denver, CO 80222.

(9) Based on a 13(g) filing dated May 7, 1998, Lehman Brothers Holdings, Inc. is deemed the beneficial owner of 579,000 shares of Common Stock. The address for this company is 3 World Financial Center, New York, NY 10285.

(10) Includes 61,649 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 14,344 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(11) Includes 60,625 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 1,240 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(12) Includes 7,005 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(13) Includes 7,005 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(14) Includes 100,000 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 485,133 shares of Common Stock issuable upon the exercise of warrants within 60 days. Mr. Rundell is Director of both Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC. As a result, Mr. Rundell could be deemed to be a beneficial owner of the common shares beneficially owned by these funds.

(15) Includes 107,259 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(16) Includes 55,895 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(17) Includes 19,200 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days. Mr. Pearson is Senior Vice President of Renaissance Capital Group, Inc., the managing general partner of both Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth & Income Trust PLC. As a result, Mr. Pearson could be deemed to be a beneficial owner of the common shares beneficially owned by these funds.

(18) Includes 518,680 shares of Common Stock issuable upon the exercise of warrants exercisable within 60 days. The address for I.S.T. Partners is 2602 McKinney Avenue, Suite 220, Dallas, TX 75201.

                              ELECTION OF DIRECTORS

         The nominees for director listed below will stand for election at this Annual Meeting for a one-year term of office expiring at the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         The following table sets forth certain information as to the nominees for director of the Company:

                        Name and Age             Positions and Offices With the Company            Director Since
                        ------------             --------------------------------------            --------------
                  C. A. Rundell, Jr., 67         Director, Chairman of the Board                        1999

                  Gerald K. Beckmann, 56         Director, President and Chief Executive Officer        1991

                  Robert M. Galecke, 57          Director                                               1996

                  James E. Jack, 58              Director                                               1998

                  Frank R. Marlow, 61            Director                                               1995

                  Robert C. Pearson, 63          Director                                               1999

         While it is not anticipated that any of the nominees will be unable to serve, if any nominee should decline or become unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment of the person or persons voting the proxy.


                        DIRECTORS AND EXECUTIVE OFFICERS

         C. A. RUNDELL, 67, Director and Chairman of the Board, has been a director of the Company since March 1999. Mr. Rundell is also a director and Chairman of the Board of NCI Building Systems, since 1988. Also since 1989, Mr. Rundell has owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisitions and financial consulting services to various business enterprises. Mr. Rundell is a director and member of the executive committee of Tyler Technologies, Inc., a provider of information management systems and services for county governments and other enterprises. Mr. Rundell was the President and Chief Executive Officer of Tyler from 1997 to 1998, Chairman of the Board from 1996 to 1997, and temporary Chief Executive Officer from 1996 to 1997. Mr. Rundell is also a director of Dain Rauscher Corporation, a holding company for a full-service regional brokerage and investment banking company; Tandy Brands Accessories, Inc., a manufacturer of accessories for men, women and boys; and Renaissance Capital Growth and Income Fund III, Inc. and Renaissance U.S. Growth and Income Trust PLC. Mr. Rundell earned an M.B.A. with Distinction from Harvard University and a B.S. in Chemical Engineering from The University of Texas at Austin.

         GERALD K. BECKMANN, 56, Director, President and Chief Executive Officer, has served as a director of the Company since its inception in 1991. Mr. Beckmann was Chief Technical Officer of the Company from 1991 to May 1995 and Chairman of the Board of Directors from February 1993 to March 1999. On May 1, 1995, Mr. Beckmann became President and Chief Executive Officer of the Company. From 1991 to 1994 Mr. Beckmann was President and Chief Operating Officer of Thomas Group Holding Company, a private investment company. In 1985, Mr. Beckmann joined Thomas Group, Inc., a publicly-held management consulting firm. Mr. Beckmann also serves as a director on the board of CTC Holdings, an electronic funds transfer systems supplier. Mr. Beckmann is also a manager in Celerity Partners, L.L.C., the general partner of two acquisition limited partnerships, Celerity Partners I and II, L.P. Mr. Beckmann holds a B.S.E.E. from Virginia Polytechnic Institute and University.

         HOLLY J. BURLAGE, 36, Vice President, Chief Financial Officer, Secretary and Treasurer, joined the Company in February 1994 as Accounting Manager, became Controller in 1995, became Vice President, Secretary and Treasurer in May 1997, and became Chief Financial Officer in July 1999. Prior to joining the Company, Ms. Burlage was Controller of Signature Home Care Group, Inc., a home health care company, from 1993 to 1994, and Controller and Chief Accounting Officer of National Heritage, Inc., a publicly-traded long-term care company, from 1989 to 1993. Ms. Burlage holds a B.B.A. from Baylor University.

         JACK G. CALDWELL, 62, President, B&B Electromatic, Inc., joined the Company in January 1998. He has an extensive background in the manufacture and design of industrial equipment. Prior to joining the Company, Mr. Caldwell was a Results Manager for Thomas Group, Inc. from 1992 to 1998. From 1986 to 1992, Mr. Caldwell served as the European Operations Manager for E-Systems and was Director of Sales and Marketing from 1978 to 1986 for Cooper Industries. Mr. Caldwell earned an M.B.A. and B.S. degrees from East Texas State University.

         ROBERT M. GALECKE, 56, Director, has been a director of the Company since May 1996. Mr. Galecke is currently Vice President of Finance and Administration for the University of Dallas. Prior to that he was a principal in the corporate consulting firm of Pate, Winters & Stone, Inc. from 1993 to May 1996. He also served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Southmark Corporation, a financial services insurance and real estate holding company, from 1986 to 1992. From 1989 to 1995, Mr. Galecke served as Chairman of the Board, President and Chief Executive Officer of National Heritage, Inc. Mr. Galecke received a graduate degree from the School of Banking at the University of Wisconsin, Madison, and a BS in Economics from the University of Wisconsin Stevens Point.

         JAMES E. JACK, 57, Director, has been director of the Company since 1997. Mr. Jack is currently Executive Vice President and Chief Financial Officer of Coachmen Industries, Inc. From 1996 to 1999, Mr. Jack was Director, Global Financial Services Product for TowersPerrin. From 1991 to 1996 Mr. Jack was Senior Executive Vice President and Chief Financial Officer of Associates First Capital Corporation, a publicly traded consumer and commercial finance organization. Prior to that, Mr. Jack was Director, Executive Vice President and Chief Financial Officer from 1981 to 1993 of the same company. Mr. Jack received a graduate degree from the Southern Methodist University School of Business and a B.B.A. from the University of Notre Dame.

         FRANK R. MARLOW, 60, Director, has been a director of the Company since May 1995. Mr. Marlow served as Vice President, Sales and Marketing for the Company from October 1993 to February 1995. Mr. Marlow is currently Vice President of Sales for Money Star, a technology company based in Austin, Texas. From 1995 until 1998, Mr. Marlow was vice president of Hogan Systems, a publicly-traded company subsequently purchased by Computer Sciences Corp. Previously, Mr. Marlow was with IBM, Docutel Corporation, UCCEL Corporation and Syntelligence Corporation in executive sales and training positions.

         ROBERT C. PEARSON, 63, Director, has been affiliated with the Company in a non-voting capacity since January 1997 and became a director in April 1999. Mr. Pearson is currently Senior Vice President of Renaissance Capital Group, Inc. From 1994 to 1997, Mr. Pearson was an independent financial management consultant. From 1990 to 1994, Mr. Pearson served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving the company from a small privately held company to a public company with over $40 million in revenue. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis. Mr. Pearson earned an M.B.A. from the University of Michigan and a B.S. in Business from the University of Maryland, where he was a
W. A. Paton Scholar.

         DONALD A. RIEMER, 52, President, Intelli-Site, Inc., initially joined the Company under a consulting contract in June 1998 and became President of Intelli-Site, Inc. in August 1999. Prior to joining the Company, Mr. Riemer was Vice President of North American Operations for Teklogix Corporation. During his tenure, Teklogix grew into a leading provider of wireless data communications network solutions by implementing multi-channel sales and marketing programs that increased revenue to over $100 million in eight years. Prior to Teklogix, Mr. Riemer was with MSI Data Corporation and National Semiconductor Corporation in sales and marketing capacities. Mr. Riemer holds a B.A. degree from Baldwin Wallace College.

                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors has established two committees: a Compensation and Stock Option Committee, and an Audit Committee. The Company's Board of Directors acts as the nominating committee to nominate persons for election to the Board of Directors.

         The Compensation and Stock Option Committee is currently composed of Messrs. Rundell, Jack and Marlow. The Compensation and Stock Option Committee did not meet during the fiscal year ended June 30, 1999. The Compensation and Stock Option Committee determines the amount and form of compensation and benefits payable to all officers and employees, and advises and consults with management regarding the benefit plans and compensation policies of the Company. The Compensation and Stock Option Committee also reviews and approves stock option grants to directors, executive officers and employees of the Company.

         The Audit Committee is currently composed of Messrs. Rundell, Galecke, and Marlow. The Audit Committee met two times during the fiscal year ended June 30, 1999. This committee recommends to the Board of Directors the appointment of independent auditors, reviews the plan and scope of audits, reviews the Company's significant accounting policies and internal controls, and has general responsibility for related matters. Prior to the mailing of this Proxy Statement to the stockholders of the Company, this committee met with the Company's independent auditors to review the fiscal 1999 audit and the significant accounting policies and internal controls.

         The Board of Directors held eight meetings during the fiscal year ended June 30, 1999. None of the directors attended fewer than 75% of the meetings of the Board of Directors and its committees on which they served.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                          ANNUAL COMPENSATION (1)      LONG-TERM COMPENSATION AWARDS
                         -------------------------   ----------------------------------
                                                                   Restricted
 Name and Principal                                  Other Annual     Stock     Option/
      Position           Year    Salary      Bonus   Compensation     Awards     SARS
---------------------------------------------------------------------------------------

Gerald K. Beckmann       1999   $296,393       --         --            --         --
President and CEO        1998   $289,425       --         --            --      200,000
                         1997   $143,169   $125,000       --            --         --

Holly J. Burlage         1999   $105,011       --         --            --       60,000
Vice President and CFO   1998   $ 90,368   $ 15,000       --            --       17,500
                         1997   $ 41,348       --         --            --       22,500

Jack G. Caldwell         1999   $140,510       --         --            --      100,000
President                1998   $ 58,333       --         --            --       61,790
B&B Electromatic, Inc.   1997       --         --         --            --

Donald A. Riemer         1999   $152,116       --      120,000          --      229,307
President                1998       --         --         --            --         --
Intelli-Site, Inc.       1997       --         --         --            --         --
--------

(1) Fiscal years 1999 and 1998 pertains to the twelve months ended June 30, 1999 and June 30, 1998, fiscal year 1997 pertains to the six months ended June 30, 1997.

(2)      Relocation expenses.

         No other executive officer's salary and bonus exceed $100,000 annually and no executive had any form of long-term incentive plan compensation arrangement with the company during any of the indicated periods.

STOCK OPTION GRANTS

         The following table provides information concerning the grant of stock options during the twelve months ended June 30, 1999 to the named executive officers:

                                                Number of             % of Total
                                                Securities         Options Granted
                                            Underlying Options       to Employees      Exercise      Expiration
                                                Granted(1)          in Fiscal Year      Price           Date
                                           --------------------  --------------------  --------      ----------

For the twelve months ended 6/30/99
-----------------------------------
         Holly J. Burlage                         60,000                  5.8%          $0.719        01/20/09
         Jack G. Caldwell                        100,000                  9.7%          $0.719        01/20/09
         Donald A. Riemer                        200,000                 19.4%          $1.094        08/01/08
         Donald A. Riemer                         29,307                  2.9%          $0.563        01/01/09
---------------

(1) The options for all listed vest with respect to 25% of the shares issuable thereunder six months after the date of grant and with respect to cumulative increments of 25% of the shares issuable thereunder on each anniversary of the date of grant.

OPTION EXERCISES AND HOLDINGS

         The following table provides information related to the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise, and the number and value of options held by the named executive officers of the Company at June 30, 1999.

                                                  Number of Unexercised                 Value of Unexercised
                                                     Options/ SARS at                In-The-Money Options/SARS
                                                     Fiscal Year End                     at Fiscal Year End
                                              -----------------------------        -----------------------------
                                              Exercisable     Unexercisable        Exercisable     Unexercisable
                                              -----------     -------------        -----------     -------------
For the twelve months ended 6/30/99
-----------------------------------
         Gerald K. Beckmann                       284,473        100,000            $     --         $     --
         Holly J. Burlage                          60,625         59,375                  --               --
         Jack G. Caldwell                          55,895        105,895                  --               --
         Donald A. Riemer                         100,000        129,307                  --               --

                              DIRECTOR COMPENSATION

         Currently, directors are compensated annually $7,500 for serving on the Board in addition to $1,250 for each committee on which they serve. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at Board meetings.


                              CERTAIN TRANSACTIONS

         During 1999, Mr. Rundell loaned the Company approximately $200,000 at 9% interest and received 364,299 warrants exercisable at $0.549 for five years. This loan was repaid in May 1999.

         The Company believes that the terms of the foregoing transactions were on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

BACKGROUND

         Currently, the Company's Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares of Common Stock. On the Record Date, 10,564,145 shares of Common Stock were outstanding and 18,070,208 shares were subject to future issuance pursuant to outstanding convertible debentures, Convertible Preferred Stock, warrants and options. Therefore, as of the Record Date, only 1,415,640 shares of Common Stock were available for future issuance.

         The Board has unanimously adopted resolutions approving and recommending that the stockholders adopt an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 35,000,000.

REASONS FOR AND EFFECT OF THE AMENDMENT

         The Company is currently attempting to raise up to $3 million through the private placement of preferred stock that is convertible into Common Stock. If such preferred stock is converted into Common Stock (and assuming full conversion of all the Company's outstanding convertible securities and full exercise of all options and warrants to purchase the Company's Common Stock), the Company would not have sufficient authorized Common Stock for issuance. Therefore, additional shares of authorized Common Stock are necessary in order to assure the proper conversion and exercise of such convertible securities, options and warrants. Holders of the Company's Common Stock have no preemptive rights to purchase additional shares of Common Stock (or securities convertible into Common Stock) issued by the Company.

         The increase in the number of shares of Common Stock has been recommended by the Board to assure that an adequate supply of shares is available for issuance in connection with private equity financing, acquisitions, and for other general corporate purposes. The Common Stock will be available for issuance without further action of the stockholders, unless required by the Company's Certificate of Incorporation or Bylaws, applicable laws, or the policy of any stock exchange or registered securities association on which the shares of stock of the Company are listed, if any.

                      PROPOSED AMENDMENTS TO INCENTIVE PLAN

SUMMARY OF STOCK OPTION PLAN

         The purpose of the Company's Incentive Plan is to provide a means whereby the Company and its subsidiaries may attract able persons to enter the employ of the Company and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company and their desire to remain in its employ. A further purpose of the Incentive Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Incentive Plan provides for granting Incentive Stock Options, options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Stock Value Equivalent Awards, or any combination of the foregoing.

PARTICIPANTS

         At September 30, 1999, the Company had 64 employees and non-employee directors eligible to participate in the Incentive Plan.

PLAN BENEFITS OUTSTANDING

         Of the total 1,500,000 shares for which options may be granted under the Plan, options to purchase 1,442,285 shares of Common Stock were outstanding as of September 30, 1999. As of September 30, 1999, the market value of all shares of Common Stock subject to outstanding options was $1,427,042 (based upon the closing sale price of the Common Stock as reported on the Nasdaq Over-the-Counter Bulletin Board on such date).

AMENDMENTS TO INCREASE OPTIONS UNDER INCENTIVE PLAN

         The Board of Directors is seeking stockholder approval of an amendment to the Incentive Plan that would increase the number of shares which may be issued pursuant to the Incentive Plan. Pursuant to the amendment, the number of shares of Common Stock authorized to be issued under the Incentive Plan will be increased from 1,500,000 shares to 2,000,000 subject to adjustments to reflect possible future stock splits, stock dividends, combinations or exchange of shares, or similar transactions.

         The Board of Directors is seeking stockholder approval of the amendment to the Incentive Plan because it believes that the Company will require additional options to attract and retain persons of ability as officers, directors and employees. The Board of directors believes that it is prudent to seek stockholder approval of the increase at the present time in order to assure that in the future the Company has sufficient options available for issuance under the Incentive Plan to avoid granting options that are subject to subsequent stockholder approval.

         It is proposed that Article V of the Incentive Plan be amended to read as follows:

                "V. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS,
              RESTRICTED STOCK AWARDS, PERFORMANCE SHARE AWARDS AND
            STOCK VALUE EQUIVALENT AWARDS, SHARES SUBJECT TO THE PLAN

                  (a) Award Limits. The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the provisions of Article
         VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares. Any of such shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XII with respect to shares of Common Stock subject to Options then outstanding. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                  (b) Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company."


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto provided to the Company pursuant to Rule 16a-3(e), Mr. Galecke, Mr. Jack and Mr. Marlow each had one late filing during the fiscal year ending June 30, 1999.


                             INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as the independent accountants of the Company for the fiscal year ending June 30, 2000.

         Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED

         The Board of Directors unanimously recommends a vote FOR the election as directors of the nominees named in this Proxy Statement, FOR the amendment to the Company's Certificate of Incorporation, and FOR the amendment to the Company's Incentive Plan. Nominees for director receiving a plurality of votes cast will be elected as directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate of Incorporation and the amendment of the Incentive Plan.


                              STOCKHOLDER PROPOSALS

         In order for stockholder proposals to receive consideration for inclusion in the Proxy Statement for the Company's 2000 Annual Meeting of the Stockholders, such proposals must be received by October 1, 2000, at the Company's offices at 8200 Springwood Drive, Suite 230, Irving, Texas 75063,
Attention: Secretary.

         The Company's by-laws contain a provision which requires that a stockholder may nominate a person for election as a director only if written notice of such stockholder's intention to make such nomination has been given to the Secretary of the Company not earlier than 60 days nor later than 30 days prior to a meeting of stockholders. However, in the event that notice or public disclosure of a meeting of stockholders is first given or made to the stockholders less than 40 days prior to such meeting, then notice of a stockholder's intention to nominate a person for election as a director will be timely if given in writing to the Secretary before the close of business on the tenth day following the date on which the notice of the meeting was mailed or the public disclosure of the meeting was made. The by-laws also require that the notice set forth, among other things, a description of all arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is to be made or the nominee is to be elected and such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Company's Board. This provision is intended to give the Company the opportunity to obtain all relevant information regarding persons nominated for director. The Board may disqualify any nominee who fails to provide the Company with complete and accurate information as required by this provision.


                             SOLICITATION OF PROXIES

         The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


                                  OTHER MATTERS

         The Board is not aware of any matter, other than the matters described above, to be presented for action at the Annual Meeting. However, if any other proper items of business should come before the Annual Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

         The Annual Report on Form 10-KSB for the year ended June 30, 1999 is enclosed herewith.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                    By Order of the Board of Directors,




                                    Gerald K. Beckmann
                                    President and Chief Executive Officer
Irving, Texas
October 28, 1999

                               FRONT OF PROXY CARD

                        Integrated Security Systems, Inc.
               8200 Springwood Drive, Suite 230, Irving, TX 75063

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned shareholder of Integrated Security Systems, Inc. (the "Company") hereby appoints Gerald K. Beckmann and Holly J. Burlage, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Integrated Security Systems, Inc. (the "Company") held of record by the undersigned on October 18, 1999, at the Annual Meeting of Stockholders to be held on December 17, 1999 or any adjournment thereof.

                               BACK OF PROXY CARD

                    FOR all nominees    WITHHOLD
                    listed to right     Authority to vote
                    (Except as marked   for nominees
                    to the contrary)    listed

1.     Election of
       Directors        [ ]                [ ]      Nominees: Gerald K. Beckmann
                                                              Robert M. Galecke
                                                              James E. Jack
                                                              Frank R. Marlow
                                                              Robert C. Pearson
                                                              C. A. Rundell

For, except votes withheld from this following nominee:


-------------------------------------------------------

2.  To approve the amendment to the              For      Against       Abstain
    Company's Certificate of Incorporation to    [ ]        [ ]           [ ]
    increase the number of authorized shares of Common Stock.

3.  To approve the amendment of the Company's    For      Against       Abstain
    1997 Omnibus Long-Term Incentive Plan to     [ ]        [ ]           [ ]
    increase the number of shares.


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION, AND FOR THE AMENDMENT TO THE 1997 OMNIBUS LONG-TERM INCENTIVE PLAN.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 17, 1999. [ ]


SIGNATURE                                          DATE
              --------------------------------             --------------------
SIGNATURE                                          DATE
              --------------------------------             --------------------
              Signature if held jointly

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.